FOR IMMEDIATE RELEASE
August 14, 2006

For more information:
Kenneth Torosian	Jordan Darrow
Chief Financial Officer	Investor Relations
Medialink Worldwide Incorporated	Darrow Associates, Inc.
Tel: (212) 682-8300	Tel: (631) 367-1866
IR@medialink.com	jdarrow@darrowir.com

MEDIALINK REPORTS SECOND QUARTER 2006 RESULTS

Teletrax Service Revenues up 42% in the Quarter; Internet Syndication Agreement Reached for Media Communications Services

NEW YORK, August 14, 2006 - Medialink Worldwide Incorporated (Nasdaq: MDLK) today reported financial results for the second quarter ended June 30, 2006, with revenues of $9.3 million, slightly ahead of revenues of $9.2 million in the comparable 2005 period, primarily driven by an increase of $187,000 in Teletrax service revenues.

“We are pleased with the growth in service revenues at Teletrax during the second quarter, and the outlook remains positive as we have recently signed several significant new contracts,” said Laurence Moskowitz, President and Chief Executive Officer of Medialink. “In our traditional business, we have continued our reorganization efforts in response to the challenges we face and to better position ourselves to take advantage of emerging opportunities.”

The Company incurred an operating loss of $1.4 million in the second quarter of 2006 as compared to an operating loss of $816,000 in the 2005 period. Exclusive of Teletrax, the Company’s video watermarking and television monitoring business, the Company incurred an operating loss of $613,000 in the second quarter of 2006, compared to an operating loss of $166,000 incurred in the 2005 quarter. Selling, general, and administrative (“SG&A”) expenses in the second quarter of 2006 increased by $364,000 over the comparable period in 2005, and as a percentage of revenue increased to 70.3% of revenue as compared to 66.7% in the 2005 quarter. SG&A expenses of $6.5 million in the second quarter of 2006 included $170,000 of severance charges related to certain staff reductions as part of the Company’s operational reorganization efforts to reduce costs and $52,000 of stock-based compensation charges related to the Company’s adoption of a new accounting standard at the beginning of 2006. SG&A expenses in the second quarter of 2006 also increased by $189,000 at Teletrax related to the continued expansion of its operation.

The Company incurred a loss from continuing operations and a net loss for the second quarter ended June 30, 2006, of $1.6 million, or $0.25 per share, as compared to a loss from continuing operations and net loss of $923,000, or $0.15 per share, in the comparable quarter of 2005. Earnings before interest, taxes, depreciation, and amortization from continuing operations (“EBITDA”) were a negative $916,000 in the 2006 second quarter as compared to a negative $398,000 in the comparable 2005 quarter. Adjusted EBITDA, which excludes Teletrax operations, was a negative $319,000 in the 2006 second quarter as compared to a positive $103,000 in the 2005 period.

For the six months ended June 30, 2006, revenues increased by $475,000, or 2.7%, to $18.2 million as compared to the comparable 2005 period. The Company incurred a loss from continuing operations and a net loss of $3.2 million in the first six months of 2006, compared to a loss from continuing operations and a net loss of $2.1 million in the comparable period in 2005. EBITDA was a negative $2.0 million in the first six months of 2006 as compared to a negative $1.2 million in the 2005 period. Adjusted EBITDA was a negative $719,000 in the first six months of 2006 as compared to a negative $327,000 in the comparable period in 2005.

Medialink Reports Second Quarter 2006 Results	Page 2 of 6

Medialink considers EBITDA and Adjusted EBITDA to be important financial indicators of the Company’s operational strength and performance, and uses such indicators when making decisions regarding investments in the various components of its business. Because EBITDA and Adjusted EBITDA are not measurements determined in accordance with generally accepted accounting principles (“GAAP”), and are thus susceptible to varying calculations, EBITDA and Adjusted EBITDA, as presented, may not be directly comparable to other similarly titled measures reported by other companies. A table reconciling the loss from continuing operations determined under GAAP to EBITDA and Adjusted EBITDA is presented as part of the Summary Financial Information included with this press release.

“We have begun repositioning our broadcast services’ capabilities to take greater advantage of the growth in demand for video on the Internet,” Moskowitz added. “As part of this strategy, we recently executed an Internet syndication agreement with ClipSyndicate and are in discussions with other companies as well to propagate our rich media content to hundreds of websites, adding to our delivery to Google, Yahoo! and, more recently, Revver, among others. At the same time we continue to reorganize our operations to manage costs and better position ourselves within an ever-changing landscape. We also are constantly exploring strategic alternatives to maximize the value of our businesses for our shareholders.”

For the second quarter ended June 30, 2006, Teletrax recorded service revenue of $628,000 as compared to $441,000 for the second quarter of 2005 and $563,000 in the first quarter of 2006, increases of 42.4% and 11.5%, respectively. Teletrax incurred an operating loss of $797,000 in the second quarter of 2006 as compared to an operating loss of $650,000 in the 2005 quarter as a result of continued expansion of the infrastructure and personnel to support growth initiatives. For the six months ended June 30, 2006, Teletrax recorded service revenues of $1.2 million as compared to $855,000 in the comparable period in 2005, an increase of 39.3%.

“We are pleased with the growth in Teletrax during the second quarter and encouraged by recently signed Teletrax contracts with Fox Broadcasting Company, its third major U.S. network; the United Nations, its first international agency; VCC Perfect Pictures Group, its first client in Germany; and it fifth domestic direct response advertiser,” continued Moskowitz. “The demonstration of how Teletrax proves its value to clients is made by our 100% contract renewal rate. This confirmation helps us appeal to a broader array of client prospects, which are increasingly diverse and larger in number.

“Teletrax is a winning business model for us,” Moskowitz stated. “Even in an environment of unprecedented growth of video on the Internet, new television channels continue to launch all around the world, quite aware of the value of their content and the need to track airing of their content terrestrially, via satellite, and on cable. Our expansion from covering the top 150 U.S. markets to all 210 major cities is underway and should accelerate opportunities for Teletrax across the television landscape.

“Throughout our existence evolving technologies and migrating audiences have propelled us to adapt to changing dynamics of the media,” concluded Moskowitz. “Our recent reorganization efforts, which are continuing through the third quarter, have reduced annual costs for our media communications segment by approximately $2.0 million, streamlined our management structure, and increased emphasis on Internet-based opportunities. We continue to be the undisputed leader in our media communications segment and Teletrax is an emerging broadcast intelligence industry leader.”

Medialink Reports Second Quarter 2006 Results	Page 3 of 6

Following the earnings release on Monday, August 14, 2006, Medialink will host a teleconference with a simultaneous webcast at 11:00 a.m. Eastern Time to discuss the Company’s quarterly results. Participating on the teleconference will be Laurence Moskowitz, Chairman, President and Chief Executive Officer, and Kenneth Torosian, Chief Financial Officer. To access the teleconference, please dial 1-866-700-0161(domestic) or 1-617-213-8832 (international), using access code “Medialink”, approximately 10 minutes prior to the start time. The conference call will be webcast live on Medialink's website at www.medialink.com. The webcast is also being distributed through the Thomson StreetEvents Network via www.earnings.com (for individual investors) and www.streetevents.com (for institutional investors). To listen to the webcast, please go to any of these websites about 10 minutes prior to the start of the call to register, download, and install any necessary audio software.

For those unable to listen to the live broadcast, a replay will be available on the Company’s Web site or by dialing 1-888-286-8010 (domestic) or 1-617-801-6888 (international), with playback access code 67499155, beginning approximately two hours after the conclusion of the call and available until August 21, 2006.

About Medialink:
Medialink is a global leader in providing unique news and marketing media strategies and solutions that enable corporations and organizations to inform and educate their target audiences with maximum impact on television, radio, print, and the Internet. The Company offers creative services and multimedia distribution programs including video and audio news and short-form programming, press release newswire distribution, and photography production and digital distribution. Through its subsidiaries, Medialink also provides Teletrax™, a global television tracking and media asset management service to help clients determine return on investment from their programming and advertising efforts. Based in New York, Medialink has offices in major cities throughout the United States and an international hub in London. For additional investor and financial information, please visit the Investor Relations section of the Company's Web site (www.medialink.com).

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With the exception of the historical information contained in the release, the matters described herein contain certain “forward-looking statements” that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this release are not promises or guarantees and are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. These statements are based on management’s current expectations and are naturally subject to uncertainty and changes in circumstances. We caution you not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Actual results may vary materially from those expressed or implied by the statements herein. Such statements may relate, among other things, to our ability to respond to economic changes and improve operational efficiency, the benefits of our products to be realized by our customers, or our plans, objectives, and expected financial and operating results. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances or using words such as: will, believe, anticipate, expect, could, may, estimate, project, plan, predict, intend or similar expressions that involve risk or uncertainty. These risks and uncertainties include, among other things, our recent history of losses, our ability to achieve or maintain profitability; potential regulatory action; worldwide economic weakness; geopolitical conditions and continued threats of terrorism; effectiveness of our cost reduction programs; the receptiveness of the media to our services; changes in our marketplace that could limit or reduce the perceived value of our services to our clients; our ability to develop new services and market acceptance of such services, such as Teletrax; the volume and importance of breaking news, which can have the effect of crowding out the content we produce and deliver to broadcast outlets on behalf of our clients; our ability to develop new products and services that keep pace with technology; our ability to develop and maintain successful relationships with critical vendors; the potential negative effects of our international operations on the Company; future acquisitions or divestitures, which may adversely affect our operations and financial results; the absence of long term contracts with customers and vendors; and increased competition, which may have an adverse effect on pricing, revenues, gross margins and our customer base. More detailed information about these risk factors is set forth in filings by Medialink Worldwide Incorporated with the Securities and Exchange Commission, including the Company’s registration statement, most recent quarterly report on Form 10-Q, most recent annual report on Form 10-K and other publicly available information regarding the Company. Medialink Worldwide Incorporated is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

(Please see attached financial tables)

Medialink Reports Second Quarter 2006 Results	Page 4 of 6

MEDIALINK WORLDWIDE INCORPORATED AND SUBSIDIARIES
Summary Financial Information
(Unaudited)
(In thousands, except per-share amounts)

	For the three months		For the six months
	ended June 30,		ended June 30,
	2006	2005	2006	2005

Revenues	$9,275	$9,223	$18,246	$17,771

Direct costs	3,674	3,468	7,158	6,954
Selling, general, and administrative expenses	6,517	6,153	13,067	12,065
Depreciation and amortization	494	418	995	842

Operating loss	(1,410)	(816)	(2,974)	(2,090)
Interest expense, net	(142)	(107)	(266)	(242)

Loss from continuing operations before income taxes	(1,552)	(923)	(3,240)	(2,332)
Income tax benefit	-	-	-	(220)

Loss from continuing operations	(1,552)	(923)	(3,240)	(2,112)
Gain on sale of division	-	-	-	60

Net loss	$(1,552)	$(923)	$(3,240)	$(2,052)

Basic and diluted income (loss) per common share:
Loss from continuing operations	$(0.25)	$(0.15)	$(0.53)	$(0.35)
Income from discontinued operations	-	-	-	0.01
Net loss	$(0.25)	$(0.15)	$(0.53)	$(0.34)

Weighted average number of common shares - basic and diluted	6,100	6,039	6,093	6,002

Supplemental financial information:
EBITDA on Continuing Operations (a)	$(916)	$(398)	$(1,979)	$(1,248)

Adjusted EBITDA	$(319)	$103	$(719)	$(327)

Loss from Teletrax operations, exclusive of depreciation
and amortization	$(597)	$(501)	$(1,260)	$(921)

Revenue by Business Line:
Media Communications Services	$8,647	$8,744	$17,055	$16,878
Teletrax - service revenue	$628	$441	$1,191	$855
Teletrax - equipment sales	$-	$38	$-	$38

(a) EBITDA on Continuing Operations is defined as earnings before interest, taxes, depreciation and amortization

Medialink Reports Second Quarter 2006 Results	Page 5 of 6

MEDIALINK WORLDWIDE INCORPORATED AND SUBSIDIARIES
Summary Financial Information
(Unaudited)
(In thousands)

	June 30,	December 31,
	2006	2005

ASSETS
Current Assets:
Cash and cash equivalents	$3,935	$7,303
Accounts receivable, net	6,431	5,584
Inventory	393	371
Prepaid expenses and other current assets	593	614
Prepaid and refundable income taxes	911	906
Total current assets	12,263	14,778

Property and equipment, net	4,372	4,380
Goodwill, customer list and other intangibles, net	13,006	13,006
Other assets	722	762
Total assets	$30,363	$32,926

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$8,221	$7,587
Current portion of obligations under capital leases	45	70
Total current liabilities	8,266	7,657

Convertible debentures, net of unamortized discount of $899 and $955	4,158	4,045
Other long-term liabilities	1,181	1,586
Total liabilities	13,605	13,288

Stockholders' Equity	16,758	19,638
Total liabilities and stockholders' equity	$30,363	$32,926

Medialink Reports Second Quarter 2006 Results	Page 6 of 6

MEDIALINK WORLDWIDE INCORPORATED AND SUBSIDIARIES
Supplemental Financial Information
(Unaudited)
(In thousands)

	For the three months		For the six months
	ended June 30,		ended June 30,
	2006	2005	2006	2005

Reconciliation Between Loss from Continuing Operations to
EBITDA on Continuing Operations and Adjusted EBITDA

Loss from continuing operations	$(1,552)	$(923)	$(3,240)	$(2,112)

Depreciation and amortization on continuing operations	494	418	995	842
Interest expense, net	142	107	266	242
Income tax benefit on continuing operations	-	-	-	(220)
EBITDA on continuing operations	(916)	(398)	(1,979)	(1,248)

Loss from Teletrax operations	797	650	1,649	1,220
Depreciation and amortization included in Teletrax operations	(200)	(149)	(389)	(299)
Adjusted EBITDA	$(319)	$103	$(719)	$(327)